EXHIBIT 23(a)





                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 13, 1999 appearing on page F-2 of Evans Systems, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998.



/s/ PricewaterhouseCoopers LLP
------------------------------------
PricewaterhouseCoopers LLP


Houston, Texas
January 28, 1999